Exhibit 10.1

Listing Fees Loan agreement

Party A: Local Financial Supervision and Administration Bureau of Wuhu Wanzhi District (hereinafter referred to as Party A)

Party B: Anhui Xinxu New Materials Co., LTD. (hereinafter referred to as Party B)

Given the Party B wants to list on the United States NSDAQ (hereinafter referred to as the “US stock”), has listed counseling agreement, and completed the overseas shareholding structure, registered with the State Administration of Foreign Exchange and other works on some important nodes, according to the《Wuhu people’s government’s implementation opinions on five years action plan of comprehensively promoting enterprise list》(secretary [2020] No.72) about “on the basis of the spirit of “the attitude of respecting history and solving the problem, take ‘one enterprise one policy’ ‘one project one discussion’ methods, to solve the various difficulties and problems existing in the process of listing of enterprises with innovative ideas”, and the relevant spirit of the “Reply Letter on the Incentive Funds Policies for oversea listing of enterprises” (finance [2021] No.9), within the scope of the incentive funds of RMB 16 million yuan stipulated in the document, with the approval by the Wanzhi district government 64th business meeting, the two parties enter into the following agreement:

1. Loan amount

According to the application of Party B, Party A agrees to provide Party B with a loan of RMB 4 million yuan (¥4,000,000.00).

2. Purpose of the loan

For Enterprise to list and restructure. It shall not be used for any other purposes without the permit of Party A.

3. Expiation date of the loan

The term of the loan is for two years: from June 11,2021 to June 10,2023. During the loan term, if Party B is successfully listed in the US stock within two years, the loan will be automatically converted to the listing incentive funds to Party B.

4.Interest rate of the loan

4.1. If Party B successfully lists in the US Stock within the loan term, it will be automatically converted to the listing incentive fund without interest, and Party B shall complete the application procedures for listing incentive fund as required by Party A;

4.2. If Party B fails to list in the US Stock during the loan term, the interest shall be calculated at the loan rate of the People’s Bank of China for the same period from the date of lending, and the loan principal and interest shall be returned to Party A in a lump sum once the loan expires.

5. Loan guarantee

Party B entrusts Wuhu Wanzhi District SME Financing Guarantee Co., Ltd. to provide full guarantee for the principal and interest (if any); Party B provides counter guarantee to the guarantor with its owned property and equipment. Specific matters shall be signed separately by each party separately.

6. Party B’s liability for breach of contract upon overdue return

If party B fails to list or gives up the listing plan during the loan term, and fails to pay off the principal and interest of the loan within one month after the expiration of the loan term, and fails to resign the extension agreement, the interest will be calculated after the loan interest rate of the People’s Bank of China rises by 50% from the date of overdue repayment.

If Party B fails to list in the US Stock but still wants to do so, Party A thinks it needs to continue to reform cost support to Party B, both parties shall sign a new loan agreement.

7. This Agreement is made in quadruplicate and shall come into force upon signature and seal by both parties, with each party holding two copies.

Party A(official seal):	Party B(official seal):
[Seal Affixed Here]	[Seal Affixed Here]

Signature of Representative:	Signature of Representative:

/s/ Xiaobin Shu	/s/ Jinchun Cheng

June 11, 2021

Listing Fees Loan agreement

Party A: Local Financial Supervision and Administration Bureau of Wuhu Wanzhi District (hereinafter referred to as Party A)

Party B: Anhui Xinxu New Materials Co., LTD. (hereinafter referred to as Party B)

In view of the fact that Party B wants to list on NASDAQ (hereinafter referred to as “US Stock”), Party A and Party B signed the Listing Fees Loan Agreement on June 11, 2021, and the loan term is from June 11, 2021 to June 10,2023. In order to ensure the progress of listing, both parties decide to renew as the following agreement:

I. Loan amount

Party B borrowed RMB 4 million (￥4,000,000.00) from Party A.

2. Purpose of the loan

To help enterprise list and restructure.

3. Expiation date of the loan

The term of the loan is for two years: From June 11,2023 to June 10,2025. If Party B is successfully listed in the “US Stock” within two years, the loan will be automatically transferred to the listing incentive funds to Party B.

4. Interest rate of the loan

4.1. If Party B is successfully lists in the “US Stock” within the loan term, there would be no interest;

4.2. If Party B fails to list in the “US Stock” during the loan term , it shall be calculated according to LPR rate on the expiring date (refer to five-year period). Upon expiration of the loan, the principal and interest of the loan shall be returned to Party A in a lump sum.

5. Loan guarantee

Party B entrusts Wuhu Wanzhi District SME Financing Guarantee Co., Ltd. to provide full guarantee for the principal and interest of the loan (if any); Party B needs to provide Wuhu Wanzhi District SME Financing Guarantee Co., Ltd. with its own property and equipment. For counter guarantee, specific matters shall be signed by each party separately.

6. Party B’s liability for breach of contract upon overdue return

If Party B fails to list or give up the listing plan during the loan term, and fails to repay the principal and interest of the loan or does not sign the deferred repayment agreement within the month after the expiration of the loan term, it will increase 80 basis points (1 basis point=0.01%, accurate to 0.01 basis points) upon the original LPR rate on the expiring date for the interest calculation.

If Party B fails to list in the “US Stock” during the loan term but still wants to do so, and Party A thinks there is a need to continue the reform cost support to Party B, both parties shall sign a new loan agreement.

7. This agreement is made in quadruplicate and shall come into force upon signature and seal by both parties, with each party holding two copies.

Party A (official seal):	Party B (official seal):
[Seal Affixed Here]	[Seal Affixed Here]

Signature of Representative:	Signature of Representative:

/s/ Xiaobin Shu	/s/ Jinchun Cheng

June 11, 2023